As filed with the Securities and Exchange Commission on ___________, 1999
                                                  Registration No._____________
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       -----------------------------------


                          FIRST MONTAUK FINANCIAL CORP.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)


       New Jersey                                       22-1737915
------------------------                 ---------------------------------------
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                            Parkway 109 Office Center
                             328 Newman Springs Road
                           Red Bank, New Jersey 07701
                                 (732) 842-4700
                  --------------------------------------------
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                -----------------

                   1992 INCENTIVE STOCK OPTION PLAN AS AMENDED
                   -------------------------------------------
                            (Full Title of the Plan)

                                -----------------

                           Herbert Kurinsky, President
                            Parkway 109 Office Center
                             328 Newman Springs Road
                           Red Bank, New Jersey 07701
                                 (732) 842-4700
          ------------------------------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                 With copies to:
                             VICTOR J. DIGIOIA, ESQ.
                            GOLDSTEIN & DIGIOIA, LLP
                              369 Lexington Avenue
                            New York, New York 10017


================================================================================

                                 CALCULATION OF REGISTRATION FEE
========================================= =============== ============= ================ ==============
                                                           Proposed         Proposed
                                                            Maximum          Maximum
                                                           Offering         Aggregate        Amount of
Title of Each Class of Securities Being     Amount Being   Price per        Offering       Registration
Registered                                   Registered     Share(1)         Price(1)          Fee(1)
----------------------------------------- --------------- ------------- ---------------- --------------
Common Stock, no par value (2).........    2,500,000 (3)       2.42      $6,050,000 (3)    $1,668 (3)

----------------------------------------- --------------- ------------- ---------------- --------------

------------
(1) Estimated solely for the purpose of determining the registration fee based on the average of the bid and asked prices of a share of Common Stock as quoted on the OTC Bulletin Board on July 20, 1999 ($2.42 per share).
(2) Represents shares of Common Stock issuable upon exercise of Options to purchase Common Stock issuable under the 1992 Incentive Stock Option Plan, as amended. Pursuant to Rule 416 there are also being registered such additional numbers of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of any options granted under the 1992 Incentive Stock Option Plan.
(3) Pursuant to Rule 429, this Registration Statement and the Prospectus contained herein includes 3,500,000 shares of Common Stock previously registered by the Registrant (Registration Statement Nos. 33-89348 and 333-28907). The Registrant has previously filed and paid a registration fee of $3,281.00 with respect to the 3,500,000 shares previously registered.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

     Not required to be filed with the Commission as part of this registration statement or prospectuses or prospectus supplement pursuant to R.424.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     First Montauk Financial Corp. will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person: (1) a copy of any document described in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) Prospectus (other than exhibits); and (2) the documents required to be delivered to employees pursuant to Rule 428(b). Requests for such copies should be directed to Robert Rabinowitz, Esq., First Montauk Financial Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701, telephone (732) 842-4700.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by First Montauk with the Commission, are hereby incorporated by reference, except as superseded or modified herein:

     1. First Montauk's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     2. First Montauk's Quarterly Report on Form 10-Q for the three months ended March 31, 1999;

     3. First Montauk's 1992 Incentive Stock Option Plan on Registration Statement Number 33- 89348;

     4. First Montauk's Amended and Restated 1992 Incentive Stock Option Plan, filed with the 1996 Proxy Statement, filed on May 30, 1996; and

     5. First Montauk's Registration Statement on Form S-3/S-8 (SEC Registration No. 333-28907), relating to its common stock, filed on June 10, 1997, as amended by First Montauk's Registration Statement on Form S-3/S-8 (SEC Registration No. 333-28907), filed on July 29, 1997.

     All documents filed by First Montauk subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters all Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement and Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this Prospectus forms a part.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     First Montauk's By-Laws require First Montauk to indemnify, to the full extent authorized by Section 14A:3-5 of the New Jersey Business Company Act, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of First Montauk or any predecessor of First Montauk is or was serving at the request of First Montauk or a predecessor of First Montauk as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise.

     Section 14A:3-5 of the New Jersey Business Company Act authorized the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First Montauk and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

     In accordance with Section 14A:2-7 of the New Jersey Business Company Act, First Montauk's Certificate of Incorporation eliminates the personal liability of officers and directors to First Montauk and to shareholders for monetary damage for violation of a director's duty owed to First Montauk or its Shareholders, under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling First Montauk pursuant to the foregoing provisions, or otherwise, First Montauk has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     The exhibits designated with an asterisk (*) have previously been filed with the Commission in connection with First Montauk's Registration Statement on Form S-l, File No. 33-24696.

Exhibit No.                    Description
----------                     -----------
   4.1*         Form of Common Stock Certificate.

  23.1          Consent of Schneider Ehrlich & Associates LLP.

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement.

     (2) For purpose of determining any liability under the Securities Act of 1933, each post effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the following provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities begin registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Red Bank, State of Jersey, on the 22nd day of July, 1999.

                                         FIRST MONTAUK FINANCIAL CORP.

                                         By: /s/ Herbert Kurinsky
                                            ----------------------------
                                             Herbert Kurinsky, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below substitutes and appoints Herbert Kurinsky and William J. Kurinsky, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be don in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

      Signature                      Capacity                    Date
      ---------                      --------                    ----

 /s/ Herbert Kurinsky          President                     July 22, 1999
-----------------------        Chief Executive Officer
Herbert Kurinsky               and Director

/s/ William J. Kurinsky        Vice President, Chief         July 22, 1999
-----------------------        Operating and Chief
William J. Kurinsky            Financial Officer,
                               Secretary and Director


/s/ Norma Doxey                Director                      July 22, 1999
-----------------------
Norma Doxey


/s/ Ward R. Jones, Jr.         Director                      July 22, 1999
-----------------------
Ward R. Jones, Jr.


/s/ David I. Portman           Director                      July 22, 1999
-----------------------
David I. Portman